As filed with the Securities and Exchange Commission on June 30, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	32-0595345
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(858) 900-2660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ARCTURUS THERAPEUTICS HOLDINGS INC. 2019 OMNIBUS EQUITY INCENTIVE PLAN, as amended

(Full title of the plan)

Joseph E. Payne

Chief Executive Officer

Arcturus Therapeutics Holdings Inc.

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Name and address of agent for service)

(858) 900-2660

(Telephone number, including area code, of agent for service)

Copies to:

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

Jeffrey A. Baumel, Esq.

Ilan Katz, Esq.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

Arcturus Therapeutics Holdings Inc., a Delaware corporation (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 3,750,000 shares of its common stock, issuable to eligible persons under the Amended and Restated 2019 Omnibus Equity Incentive Plan (as amended, the “2019 Plan”), which shares are in addition to the shares registered on the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2019 (File No. 333-232272) and registration statement on Form S-8 filed with the Commission on August 5, 2020 (File No. 333-240397) (together, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E (“General Instruction E”) to Form S-8 under the Securities Act of 1933, as amended, regarding Registration of Additional Securities. Pursuant to General Instruction E, the contents of the Prior Registration Statements, to the extent relating to the registration of common stock issuable under the 2019 Plan, are incorporated herein by reference and made part of this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Documents
4.1	Certificate of Incorporation of Arcturus Therapeutics Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-3 (File No. 333-238139), filed with the SEC on May 8, 2020)
4.2	Bylaws of Arcturus Therapeutics Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-3 (File No. 333-238139), filed with the SEC on May 8, 2020)
4.3*	Amended and Restated 2019 Omnibus Equity Incentive Plan, as amended
5.1*	Opinion of Dentons US LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Dentons US LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1*	Power of Attorney is contained on the signature page.
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 30, 2022.

ARCTURUS THERAPEUTICS HOLDINGS INC.

By:	/s/ Joseph E. Payne
Joseph E. Payne
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Arcturus Therapeutics Holdings Inc., hereby severally constitute and appoint Joseph E. Payne and Dr. Padmanabh Chivukula, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joseph E. Payne Joseph E. Payne	President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2022

/s/ Dr. Padmanabh Chivukula Dr. Padmanabh Chivukula	Chief Scientific Officer Chief Operating Officer and Secretary	June 30, 2022

/s/ Dr. Peter Farrell Dr. Peter Farrell	Chairman of the Board	June 30, 2022

/s/ Andy Sassine Andy Sassine	Chief Financial Officer, Director (principal financial officer)	June 30, 2022

/s/ Dr. Magda Marquet Dr. Magda Marquet	Director	June 30, 2022

/s/ James Barlow James Barlow	Director	June 30, 2022

/s/ Dr. Edward Holmes Dr. Edward Holmes	Director	June 30, 2022

/s/ Dr. Jing L. Marantz	Director	June 30, 2022
Dr. Jing L. Marantz
/s/ Keith C. Kummerfeld Keith C. Kummerfeld	Senior Vice President of Finance and Corporate Controller (principal accounting officer)	June 30, 2022